UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;

•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;

•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, ESG and index businesses;

•	failing to innovate our product and service offerings or anticipate our clients’ changing needs;

•	prolonged volatility or downturns affecting the financial sector, global financial markets, and the global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	failing to recruit, develop, and retain qualified employees;

•	liability for any losses that result from errors in our automated advisory tools;

•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;

•	failing to efficiently integrate and leverage acquisitions and other investments to produce the results we anticipate;

•	failing to scale our operations and increase productivity and its effect on our ability to implement our business plan;

•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;

•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;

•	the potential adverse effect of our indebtedness on our cash flows and financial flexibility;

•	challenges in accounting for complexities in taxes in the global jurisdictions in which we operate could materially affect our tax obligations and tax rate; and

•	failing to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: June 12, 2023

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through April 30, 2023. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Margin/Expenses

1.	We observe historically high seasonality in adjusted operating expense growth in 2Q and 4Q. Should we assume a similar seasonality for FY 23?

During fiscal years 2020-2022, we did not observe any significant seasonality in the growth of our adjusted operating expenses, which is defined as operating expenses excluding intangible amortization expense, M&A-related expenses and earn-outs, and items related to the reduction and shift of our operations in China. Fluctuations are more directly tied to periods of heavier or accelerated investment. Adjusted operating expenses have generally increased over the period, with slower growth in 2020 as we embarked on cost containment given the uncertain economic environment at that time. As we noted in our annual meeting, more recently we have started to slow the pace of investment and headcount growth across much of the business which will have an impact on future rates of expense growth.

Morningstar Sustainalytics

2.	Could you please disclose the organic growth of license-based and transaction-based revenue for Sustainalytics from 1QF22 to 4QF22? Most research said that ESG-bond or sustainable bond issuance was positive in 1QF23. What was the main reason for the disconnect between ESG-bond issuance and Sustainalytics’ transaction-based revenue growth in 1QF23? Are you losing market share in SPOs due to a more competitive landscape?

In 2022, revenue attributable to Morningstar Sustainalytics’ second party opinion (SPO) product, which accounted for all Morningstar Sustainalytics transaction-based revenue, declined 4.2% on an organic basis. Morningstar Sustainalytics’ license-based revenue grew 53.2% on an organic basis over the same period. We do not disclose SPO revenue, but we would note that the SPO product accounted for less than 1% of total Morningstar revenue in 2022.

The year-over-year decline in revenue related to Morningstar Sustainalytics’ SPO product in the first quarter of 2023 even as corporate and sustainable bond volumes increased, was due to several factors. As a transaction-based product, revenues from SPOs tend to exhibit lumpiness from quarter-to-quarter and the first quarter of 2022 was a particularly strong comparable. Furthermore, the dollar volume of sustainable and green bonds issued in a period is not fully indicative of Morningstar Sustainalytics’ SPO activity. Morningstar Sustainalytics is paid a flat fee for providing second party opinions on corporate sustainable bond programs, rather than being paid based on total volume or even on a per bond basis. When corporations issue bonds under an existing bond program, they do not pay for an additional second party opinion. As a result, increases in total bond volumes do not necessarily translate to increased SPO activity and related revenues. Finally, certain large, more standardized sustainable bond issuances increasingly rely on LEED (Leadership in Energy and Environmental Design) certifications and do not require SPOs. We note that while our market share has come down, we continue to be the market leader in the space. According to Environmental Finance, Morningstar Sustainalytics had a 24% market share of SPOs produced by an SPO provider in 2022, down from 27% in 2021.

China Operations

3.	Is it fair to assume that the reduction of operations in China will have a positive impact on not only GAAP operating income and free cash flow but also non-GAAP operating income from 4QF23?

We have stated, and continue to believe, that we expect the activities related to our reduction and shift of our China operations will result in lower ongoing run rate costs.

DBRS Morningstar

4.	Structured Finance was 60% of DBRS's revenue in 4QF22. Could you disclose the percentage of revenue for structured finance at the end-market level such as CMBS, ABS, CLO, covered bond, etc. in 4QF22 and FY22? Can you please disclose DBRS’s revenue sensitivity to CMBS issuance? If CMBS issuance declines 10% from 1QF23 to 2QF23, what extent of dollar-based headwind should I assume for DBRS?

You are correct that structured finance accounted for 60% of DBRS Morningstar revenue in the fourth quarter of 2022 and 63% in 2022. Although we do not disclose revenue or revenue sensitivity by asset class, in FY 22, the largest component of this category was commercial mortgage-backed securities (CMBS), followed by asset-backed securities (primarily consumer, auto and student loans), and residential mortgage-backed securities. We have limited exposure to ratings for covered bonds and collateralized loan obligations. From a geographical perspective, we are more heavily weighted towards structured finance in the US and Europe; in Canada we have a higher exposure to corporate and financial institution ratings.

As we’ve noted, the negative organic revenue trend for DBRS Morningstar that started in the third quarter of 2022 was primarily driven by the slowdown in structured finance issuance, including in CMBS, which saw a sharp drop in issuance. The impact of changes in issuance in the CMBS market on DBRS Morningstar revenue depends on several factors, including the size, type, and complexity of the transactions coming to market. We have noted that the primary factor driving the 30.7% organic revenue decline for DBRS Morningstar in the first quarter of 2023 was lower US CMBS issuance.

Real Estate Strategy

5.	Most companies, including your peers, are reducing their real estate footprint; you seem to be one of the few companies increasing office space as you noted in one of your 8-Ks, stating that you “increased capital expenditures associated with office space and the support of hybrid working practices.” Can you or do you plan to be more efficient and reduce your real estate footprint?

As we noted in a related response in March, we continually review our real estate portfolio and evaluate opportunities to reduce or sublease space where possible. As headcount has grown in recent years, and in some cases outgrown office capacity, we’ve increasingly moved to an unassigned seating model that drives efficiency and also supports our hybrid work policy. We believe that in-person collaboration, supported by flexibility through a hybrid schedule, promotes innovation, engagement, and teamwork. At the same time, we are looking to consolidate offices where appropriate, and we have closed smaller offices in favor of flexible workspaces.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 12, 2023	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer